Amendment No. 5

To

Transfer Agency and Shareholder Services Agreement

This Amendment No. 5 To Transfer Agency And Shareholder Services Agreement (“Amendment No. 5”), dated as of February 12, 2024 (“Effective Date”), is being entered into by and among BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and each of AMG Pantheon Fund, LLC (“AMG Pantheon”), AMG Pantheon Master Fund, LLC (“AMG Pantheon Master”) and AMG Pantheon Credit Solutions Fund (“AMG Pantheon Credit Solutions”), a closed-end fund operating as an interval fund, severally and not jointly (each, a “Fund” and collectively, the “Funds”).

Background

BNYM and each of AMG Pantheon (under its former name, AMG Pantheon Private Equity Fund, LLC) and AMG Pantheon Master (under its former name, AMG Pantheon Private Equity Master Fund, LLC) previously entered into the Transfer Agency And Shareholder Services Agreement, made as of October 1, 2014, Amendment No. 1 To Transfer Agency And Shareholder Services Agreement, dated as of October 27, 2015, Amendment No. 2 to Transfer Agency And Shareholder Services Agreement, dated as of January 1, 2020, Amendment No. 3 to Transfer Agency And Shareholder Services Agreement, dated as of December 31, 2020 and Amendment No. 4 to Transfer Agency and Shareholder Services Agreement dated as of July 3, 2023 (collectively, the “Current Agreement”). The parties intend that the Current Agreement be amended as set forth in this Amendment No. 5 to add AMG Pantheon Credit Solutions which hereby agrees to become a party to the Current Agreement and to this Amendment No. 5 as of the Effective Date.

Terms

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to the sentences set forth above and as follows:

1. Modifications to the Current Agreement.

(a)	The Current Agreement is amended by adding a new Section 3(a)(18) as follows:

(18) Interval Fund Services. BNYM will perform the additional services specified in Schedule F, Interval Fund Services, for each “Interval Fund”, which is hereby defined to mean each investment company operating as an interval fund, specifically AMG Pantheon Credit Solutions and such future Interval Funds as may be added by amendment and identified in the introductory paragraph of the then most current amendment. The services described in Section 3 of the Current Agreement, in particular those terms relating to Purchase and Redemption of Shares, will be provided subject to and as modified by the terms of Schedule F for each Interval Fund.

(b)	A new Schedule F is hereby added to the Current Agreement as attached below.

2. Remainder of Current Agreement. Except as specifically modified by this Amendment No. 5, all terms and conditions of the Current Agreement shall remain in full force and effect.

3. Governing Law. The governing law provision of the Current Agreement shall be the governing law provision of this Amendment No. 5.

4. Entire Agreement. This Amendment No. 5 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and this amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5. Signatures; Counterparts. The parties expressly agree that this Amendment No. 5 may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of Amendment No. 5, by a manual signature on a copy of Amendment No. 5 transmitted by facsimile transmission, by a manual signature on a copy of Amendment No. 5 transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of Amendment No. 5 by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment No. 5 or of executed signature pages to counterparts of this Amendment No. 5, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment No. 5 and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment No. 5.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 5 To Transfer Agency And Shareholder Services Agreement to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment No. 5 by Electronic Signature, affirms authorization to execute this Amendment No. 5 by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment No. 5 and an agreement with its terms.

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Allison M. Gardner
Name:	Allison M. Gardner
Title:	Senior Vice President

AMG Pantheon Fund, LLC

By:	/s/ Thomas Disbrow
Name:	Thomas Disbrow
Title:	Treasurer, Principal Financial Officer, and Principal Accounting Officer

AMG Pantheon Master Fund, LLC

By:	/s/ Thomas Disbrow
Name:	Thomas Disbrow
Title:	Treasurer, Principal Financial Officer, and Principal Accounting Officer

AMG Pantheon Credit Solutions Fund

By:	/s/ Garret W. Weston
Name:	Garret W. Weston
Title:	Trustee

Schedule F

Interval Fund Services

1. Scope of Services.

(a) BNYM shall perform, as appropriate, for or on behalf of each Interval Fund (for purposes of this Schedule, the “Fund”) all Services set forth in Section 3 of the Agreement as reasonably determined by BNYM in consultation with the Fund to be appropriate, subject to the further terms of this Schedule F. All references to a Section in this Schedule F shall mean a Section in this Schedule F, unless expressly provided otherwise. Capitalized terms used but not defined in this Schedule F shall have the meanings ascribed in the main body of the Agreement together with Schedule A (“Main Agreement”).

(b) Prior to the Commencement Date (as defined in Section 6), only Section 1 of this Schedule F shall be effective. On and after the Commencement Date, all sections of this Schedule F shall be effective. Consequently, for clarification: (i) in the event an entity identified by the Fund to BNYM in writing as a seed money purchaser, seeks to purchase Fund Shares prior to the Commencement Date (a “Seed Money Purchaser”), BNYM shall perform appropriate Services provided for in Section 3 of the Main Agreement prior to the Commencement Date without giving effect to sections of this Schedule F other than Section 1, and (ii) BNYM will otherwise perform appropriate Services as set forth in Sections 1, 2, 3 and 4 of this Schedule F only on and after the Commencement Date. In the event BNYM receives purchase instructions for Fund Shares prior to the Commencement Date from any person other than a Seed Money Purchaser, it will (i) reject such instructions if received through the NSCC Process (as defined in Section 6), and (ii) return to sender any such instructions received directly.

2. Purchases and Repurchases Through The NSCC. BNYM shall perform the functions described in this Section 2 with respect to Purchase Orders (as defined in Section 6) and Repurchase Orders (as defined in Section 6) respecting Fund Shares received through the NSCC Process. BNYM shall perform the administrative and ministerial duties in accordance with the NSCC Process appropriate to (i) open shareholder accounts pursuant to instructions received in good order from financial intermediaries, and (ii) execute and process purchase and repurchase transactions pursuant to instructions received in good order from financial intermediaries. BNYM shall have no responsibility or obligation of any nature (A) to obtain, review, retain, process or take any other act with respect to any physical documentation associated with the account opening instructions and purchase and repurchase instructions received through the NSCC Process and processed in accordance with this Section 2, or (B) to review or determine whether the purchaser or the Purchase Order is eligible, qualified, authorized or otherwise approved by the Fund with respect to such purchase. As between the Fund and BNYM, the Fund possesses the sole responsibility for complying with any applicable disclosure obligations, under law or otherwise, to financial intermediaries and Fund investors relating to the NSCC Process. None of the provisions of Sections 3 or 4 shall apply to instructions received by BNYM through the NSCC Process, except that Section 4(iv) shall apply to the extent appropriate and Fund Shares submitted for repurchase in a Repurchase Offer (as defined in Section 6) pursuant to the NSCC Process shall be included in any proration occurring due to an over-subscribed Repurchase Offer. BNYM shall reject all Repurchase Orders (as defined in Section 6) received through the NSCC Process other than during the Repurchase Offer Period (as defined in Section 6).

3. Direct Purchases. BNYM shall perform the following functions in connection with Purchase Orders received directly by BNYM (i.e., through methods other than the NSCC Process):

(i)

BNYM will review Purchase Orders it receives from Persons (as defined in Section 6), the Distributor (as defined in Section 6) and from Approved Financial Intermediaries (as defined in Section 6) and exercise reasonable care to determine in accordance with the Fund Procedures (as defined in Section 6) whether the Purchase Order constitutes a “Conforming Purchase Order”, which is hereby defined to mean a Purchase Order with respect to which all the following criteria are satisfied, or a “Non-Conforming Purchase Order”, which is hereby defined to mean a Purchase Order with respect to which one or more of the following criteria are not satisfied:

(a)	The purchase form and any accompanying documentation are in completed proper form and good order;

(b)

The Purchase Order contains all information and documentation necessary or appropriate to create a shareholder account for the purchaser named in the subscription purchase form, if a shareholder account does not already exist for such investor;

(c)	BNYM has received confirmation that good funds in sufficient amount to pay for the purchase transaction have been received from the purchaser or have been credited to the account of the purchaser; and

(d)

BNYM has received confirmation of the accreditation or other qualification of the investor from the party (an Approved Financial Intermediary, the Fund, the Fund’s distributor, the Fund’s investment adviser, as appropriate) submitting the particular Purchase Order.

(ii)

In the event BNYM determines a Purchase Order to be a Non-Conforming Purchase Order, BNYM shall correspond with the Person, the Distributor or the Approved Financial Intermediary who submitted the Non-Conforming Purchase Order (the “Submitter”) in accordance with applicable provisions of the Fund Procedures to attempt to assist with the completion or correction of the Non-Conforming Purchase Order into a Conforming Purchase Order. In the event BNYM is unable to assist in the completion or correction of the Non-Conforming Purchase Order into a Conforming Purchase Order, BNYM shall follow procedures set forth in the Fund Procedures or in the absence of such procedures will return the Non-Conforming Purchase Order to the Submitter.

(iii)	In the event BNYM determines a Purchase Order to be a Conforming Purchase Order BNYM shall, in accordance with the Fund’s prospectus:

(a)	If the purchase in question is an initial purchase inclusive of new account instructions, create a shareholder account in the Fund in accordance with the instructions of the Submitter;

(b)

execute the Conforming Purchase Order by issuing a number of Fund Shares consistent with the Conforming Purchase Order, the amount of funds tendered in connection with the Purchase Order, the applicable NAV and any applicable sales load; and

(c)	Upon receipt of funds, credit the appropriate Fund shareholder account with the Fund Shares issued in accordance with clause (b).

(iv)

Except as specifically set forth in this Section 3, BNYM shall have no responsibility or obligation of any nature to review or determine whether a Person submitting a Purchase Order or the Purchase Order of a Person is eligible, qualified, authorized or otherwise approved by the Fund with respect to such purchase transaction.

4. Direct Repurchases. BNYM shall perform the following functions in connection with Repurchase Orders received directly by BNYM (i.e., through methods other than the NSCC Process):

(i)

In the event BNYM receives a Repurchase Order other than during a Repurchase Offer Period from a shareholder of the Fund, BNYM shall return the Repurchase Order to the submitting shareholder without processing the order.

(ii)

After BNYM has received a copy of a Repurchase Offer Notice (as defined in Section 6) from the Fund, BNYM shall, with respect to Repurchase Orders it receives during a relevant Repurchase Offer Period, review each Repurchase Order and exercise reasonable care to determine in accordance with the Fund Procedures whether the Repurchase Order constitutes a “Conforming Repurchase Order”, which is hereby defined to mean a Repurchase Order with respect to which all the following criteria are satisfied, or a “Non-Conforming Repurchase Order”, which is hereby defined to mean a Repurchase Order with respect to which one or more of the following criteria are not satisfied:

(a)

A Repurchase Order must comply with any applicable requirements of the Fund Procedures and the Repurchase Offer Notice, must be tendered in proper form and must contain all information and consist of all documentation as BNYM may reasonably determine necessary or appropriate.

(b)

All required or permitted endorsements and signatures must in BNYM’s reasonable judgment be valid and genuine; the requested repurchase must in BNYM’s reasonable judgment be legally authorized, and in BNYM’s reasonable judgment (I) no evidence of any nature whatsoever, whether credible or not credible, exists with respect to a claim adverse to such requested repurchase or the rights of the shareholder to submit a repurchase request, regardless of the merits of the claim; and (II) the Repurchase Order satisfies all applicable requirements for personal property and securities transfer as specified in the Standard Procedures.

(iii)

In the event BNYM determines a Repurchase Order to be a Non-Conforming Repurchase Order, BNYM shall implement any appropriate procedures that may be contained in the Fund Procedures and in the event the Non-Conforming Repurchase Order cannot be converted into a Conforming Repurchase Order by the expiration of the Repurchase Offer Period, shall return the Non-Conforming Repurchase Order to the submitting Person, Distributor or Approved Financial Intermediary, as applicable, together with any written correspondence provided by BNYM-TI.

(iv)

In the event BNYM determines a Repurchase Order to be a Conforming Repurchase Order (including Repurchase Orders that are Non-Conforming Repurchase Orders when received but are remediated into Conforming Repurchase Orders by the close of the Repurchase Offer Period) and the Repurchase Order has not been withdrawn by the close of the Repurchase Offer Period, BNYM shall perform the following functions, subject to any applicable provisions of the Repurchase Offer Notice, the Proration Conditions (as defined in Section 6) and Fund Procedures not in conflict with the following:

(a)	Execute the Conforming Repurchase Order by debiting the appropriate number of Fund Shares from the relevant Fund shareholder account and cancelling such shares;

(b)

Deliver to the Fund Custodian and the Fund or its designee a notification setting forth the number of Fund Shares repurchased by the Fund and make such additional entries in the Fund’s books and records to accurately reflect a reduction in the outstanding Shares of the Fund; and

(c)	Upon receipt of the monies from the Fund Custodian in an amount appropriate for the particular repurchase, pay such monies to the tendering party in accordance with the Fund Procedures.

(v)

BNYM will also return to submitting parties without processing (i) all Repurchase Orders received after the Repurchase Cut-Off Time (as defined in Section 6), (ii) all Repurchase Orders received prior to the Repurchase Cut-Off Time that were Non-Conforming Repurchase Orders when received and were not remediated into Conforming Repurchase Orders by the Repurchase Cut-Off Time, and (ii) all Repurchase Orders withdrawn before the Repurchase Cut-Off Time.

5. Dividends and Distributions. BNYM shall perform the services discussed in Section 3(a)(4) of the Agreement with respect to the Fund.

6. Definitions. For purposes of this Schedule F:

(i)

“Approved Financial Intermediary” means a broker-dealer, registered investment advisor or other financial intermediary that the Fund or the Distributor has identified in writing to BNYM as authorized to purchase Shares of the Fund.

(ii)

“Commencement Date” means the date indicated in the written notice sent by an Authorized Person of the Fund and received by BNYM as of which the particular Fund is commencing the offering of Fund Shares to persons other than Seed Money Purchasers.

(iii)	“Distributor” means AMG Distributors, Inc. and its legal successors and assigns.

(iv)	“Fund Procedures” means Standard Procedures supplemented by any Exception Procedures relating to the purchase or repurchase of Fund Shares.

(v)	“NSCC” means the National Securities Clearing Corporation and its lawful successors and assigns.

(vi)

“NSCC Process” means the NSCC’s FundSERV networking service and the reasonable processes, procedures, terms and conditions specified by the NSCC for the FundSERV networking service applicable to Fund Shares and for the instructions from financial intermediaries with respect to transactions in Fund Shares.

(vii)

“Person” means a person other than the Distributor and an Approved Financial Intermediary seeking to purchase and own Fund Shares directly with BNYM (as sub-transfer agency) rather than beneficially through an account with the Distributor or an Approved Financial Intermediary.

(viii)

“Proration Conditions” means any terms limiting the number of Fund Shares that will be accepted for repurchase in a Repurchase Offer, whether applied individually or in the aggregate, and any procedures or conditions governing the processing of Repurchase Orders in the event of an over-subscribed Repurchase Offer (I) contained in the Repurchase Offer Notice and Fund Procedures, and (II) to the extent not contained in the Repurchase Offer Notice or Fund Procedures, reasonably adopted by BNYM.

(ix)	“Purchase Order” means a purchase form or instructions for the purchase of Fund Shares and any accompanying documentation.

(x)

“Repurchase Cut-Off Time” means the time designated by the Fund on the date designated by the Fund in the applicable Repurchase Offer Notice by which repurchase instructions must be received in good order through the NSCC Process and Conforming Repurchase Orders must be received by BNYM, in each case in order to be processed in connection with the applicable Repurchase Offer.

(xi)	“Repurchase Offer” means an offer by the Fund to repurchase Fund Shares.

(xii)

“Repurchase Offer Notice” means the written notification of a Repurchase Offer authorized by the Fund and sent to Fund shareholders containing the terms and conditions of the Repurchase Offer, including dates and times for the commencement and termination of the Repurchase Offer Period, together with any restrictions applicable to the Repurchase Offer, including without limitation any Proration Conditions.

(xiii)

“Repurchase Offer Period” means the period as stated in the applicable Repurchase Offer Notice during which repurchase instructions must be received in good order through the NSCC Process and Conforming Repurchase Orders must be received by BNYM, in each case in order to be processed in connection with the applicable Repurchase Offer.

(ix)

“Repurchase Order” means, collectively, the preprinted repurchase form approved by the Fund with respect to a particular Repurchase Offer, received by BNYM from a shareholder of the Fund, conforming to all requirements of such form, and containing a request that some or all Fund Shares held by the shareholder be repurchased by the Fund, together with any documentation or materials accompanying such form.